SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2005

LEVEL 3 COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15658	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 888-1000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2005, Level 3 Communications, Inc. (the “Company”) consummated the transactions contemplated by a Securities Purchase Agreement (the “Purchase Agreement”) that it executed with certain institutional investors (the “Investors”) on February 18, 2005, in connection with the offering and sale of $880,000,000 aggregate principal amount of its 10% Convertible Senior Notes due 2011 (the “Notes”). The Notes are convertible into shares of common stock of the Company at the option of the holder, generally after January 1, 2007. A copy of the Purchase Agreement was previously filed by the Company with the Securities and Exchange Commission as Exhibit 10.1 to its Current Report on Form 8-K filed on February 24, 2005, and is incorporated herein by reference. The Notes were issued pursuant to an amended and restated indenture dated as of July 8, 2003 (the “Base Indenture”) between the Company and The Bank of New York, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of July 8, 2003 (the “First Supplemental Indenture”) between the Company and the Trustee, as further supplemented by the Second Supplemental Indenture, dated as of April 4, 2005 (the “Second Supplemental Indenture” and together with the Base Indenture and the First Supplemental Indenture, the “Indenture”) between the Company and the Trustee (the Base Indenture was filed as an exhibit to the Company’s Current Report on Form 8-K filed on July 9, 2003). A copy of the executed Second Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. On April 5, 2005, the Company issued a press release announcing the completion of the transaction contemplated by the Purchase Agreement relating to the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The offering was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-91899) and the Registration Statement on Form S-3 (File No. 333-53914) (collectively, the “Registration Statements”) under the Securities Act of 1933, as amended. Under the Registration Statements, the Company may from time to time offer its debt and equity securities with an aggregate public offering price of up to approximately $2.3 billion (before giving effect to the sale of the Notes).

In connection with the execution of the Purchase Agreement, the Company and Southeastern Asset Management, Inc. (“SAM”), one of the parties to the Purchase Agreement, entered into a “standstill.” Pursuant to the provisions of the standstill, SAM will not, until the fifth anniversary of the closing of the purchase and sale of the Notes, as long as SAM beneficially owns 20% or more of the Company’s voting stock, without the prior written consent of the majority of the entire Company Board of Directors, either directly or indirectly (including in a manner willfully designed to circumvent the following provisions), alone or in concert with others:

(i)	in any manner acquire, agree to acquire or make any public proposal to acquire (whether directly or indirectly, by purchase, tender or exchange offer):

a.	any material assets of the Company or any subsidiary of the Company; or

b.	any common stock, voting securities or derivative securities of the Company except pursuant to the conversion of the notes in accordance with their terms and pursuant to the conversion of any other convertible debt of the Company held as of the date of the Purchase Agreement; provided further, that SAM is not permitted to convert any such debt if such acquisition of the Company common stock issuable upon conversion of any such debt would cause the Company to undergo an “ownership change” within the meaning of Section 382(g) of the Internal Revenue Code of 1986, as amended (the “Code”);

(ii)	enter into any arrangements, understandings or agreements (whether written or oral) with any person, that would cause, or have the effect of causing, directly or indirectly, (1) a “change of control” as defined in the indentures or supplemental indentures relating to the Company’s existing public debt or (2) the Company to undergo an “ownership change” within the meaning of Section 382(g) of the Code;

(iii)	form, join or participate in a group (as defined by SEC rules) in connection with any of the foregoing; or

(iv)	make or cause the Company to make a public announcement regarding any intention of SAM to take an action which would be prohibited by any of the foregoing.

This summary of the terms of the standstill is qualified in its entirety by reference to the Purchase Agreement.

If it is assumed that the notes are fully convertible as of the date of this Current Report, and that beneficial ownership is otherwise calculated in accordance with SEC Rule 13d-3 promulgated under the Securities Exchange Act of 1934, which provides for the inclusion in the calculation of convertible securities held by the party whose percentage is being calculated and no other party, SAM would have beneficial ownership of approximately 34.2% of the Company’s common stock.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses being acquired:

Not Applicable

(b) Pro forma financial information:

Not Applicable

(c) Exhibits:

4.1	Second Supplemental Indenture dated as of April 4, 2005, by and between the Company and the Bank of New York, as trustee.

10.1	Securities Purchase Agreement, dated as of February 18, 2005, among the Company and the Investors named therein (Filed as exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on February 24, 2005 and incorporated herein by reference).

99.1	Press Release, dated April 5, 2005, relating to the closing of the offering of the Company’s 10% Senior Convertible Notes due 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ NEIL J. ECKSTEIN
Name:	Neil J. Eckstein
Title:	Senior Vice President

Date: April 8, 2005